UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
Form 8-K
_____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

ADVANSIX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-37774 (Commission File Number)	81-2525089 (I.R.S. Employer Identification No.)
300 Kimball Drive, Suite 101
Parsippany, New Jersey 07054
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 526-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASIX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2023, the Board of Directors (the “Board”) of AdvanSix Inc. (the "Company") amended and restated the Company’s Amended and Restated By-laws (as so amended and restated, the "By-laws") to (i) update certain provisions to reflect recent amendments to Delaware law regarding meeting adjournment procedures; (ii) address matters relating to Rule 14a-19 (“universal proxy rules”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), including the requirement to certify compliance with the universal proxy rules and address the color of proxy cards reserved for use by the Board; (iii) revise the procedures and disclosure requirements set forth in the Company's advance notice provisions with respect to director nominations and business proposals (other than proposals submitted pursuant to Exchange Act Rule 14a-8); (iv) clarify the power of the chair of a stockholder meeting to adjourn a meeting of stockholders; and (v) make certain ministerial changes, clarifications, and other conforming revisions.

The foregoing summary is qualified in its entirety by reference to the full text of the By-laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 15, 2023. The following matters set forth in the 2023 Proxy Statement were voted upon with the results set forth below.
1.    Election of Directors. The Company’s stockholders elected the following director nominees to serve for a term ending at the 2024 Annual Meeting of Stockholders with the respective votes set forth opposite their names:

Nominee	For	Against	Abstain	Broker Non-Votes
Erin N. Kane	23,134,878	102,788	15,362	2,067,496
Farha Aslam	22,859,569	377,931	15,528	2,067,496
Darrell K. Hughes	23,132,069	105,535	15,424	2,067,496
Todd D. Karran	23,015,241	222,174	15,613	2,067,496
Gena C. Lovett	23,063,126	167,301	22,601	2,067,496
Daniel F. Sansone	23,077,006	159,889	16,133	2,067,496
Sharon S. Spurlin	22,975,185	261,754	16,089	2,067,496
Patrick S. Williams	23,097,098	138,040	17,890	2,067,496

2.    Ratification of Appointment of Independent Accountants. The Company’s stockholders voted upon and approved the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accountants for 2023. The votes on this proposal were as follows:

For	Against	Abstain
24,926,511	365,682	28,331

3.    Advisory Vote to Approve Executive Compensation. The Company’s stockholders voted upon and approved, on an advisory basis, the compensation of the Company’s named executive officers, as described in the 2023 Proxy Statement. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
21,849,922	1,250,600	152,506	2,067,496

4.    Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation. The Company’s stockholders voted upon and expressed their preference, on an advisory basis, for holding an annual advisory vote on the compensation of the Company’s named executive officers. The votes on this proposal were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
21,314,644	17,057	1,887,422	33,905	2,067,496
In light of these results, the Board of Directors has determined to hold an annual advisory vote on the compensation of the Company's named executive officers.

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated By-laws of AdvanSix Inc. (effective as of June 16, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2023

AdvanSix Inc.

By:	/s/ Achilles B. Kintiroglou
Name:	Achilles B. Kintiroglou
Title:	Senior Vice President, General Counsel and Corporate Secretary